EXHIBIT 5.1


                               COMPANY LETTERHEAD





July 19, 1999

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391

Ladies and Gentlemen:

         This opinion of counsel is given in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which Registration Statement relates to the offering, sale and delivery of (i) an aggregate of up to 100,000 shares of the Company's common stock, par value $2.50 per share (the "Shares"), pursuant to the Halliburton Savings Plan (the "Plan"), and (ii) the interests of participants in the Plan (the "Interests").

         Before rendering this opinion, I have examined such certificates, instruments and documents and reviewed such questions of law as I considered necessary or appropriate for the purposes of this opinion. In addition, I relied as to factual matters on certificates or other communications of officers of the Company.

         Based upon the foregoing examination and review, I am of the opinion that the Shares and the Interests have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares and the Interests are issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable and the Interests will be validly issued.

         This opinion is rendered as of the effective date of the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            /s/ Bruce A. Metzinger
                                            -------------------------------
                                            Bruce A. Metzinger
                                            Counsel and Assistant Secretary